EXHIBIT 4.9.

EXECUTION VERSION

INCREMENTAL ASSUMPTION AGREEMENT

This INCREMENTAL ASSUMPTION AGREEMENT (this “Agreement”) dated as of December 4, 2015 is made by and among CGG Holding (U.S.) Inc. (“CGG US”), Jefferies Finance LLC, as administrative agent (in such capacity, the “Administrative Agent”), and Morgan Stanley Bank International Limited, as Incremental Term Lender (in such capacity, the “Incremental Term Lender”). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement (as defined below).

RECITALS:

WHEREAS, CGG US, the guarantors named therein, the lenders party thereto, the Administrative Agent and Credit Suisse AG as collateral agent are party to a Term Loan Credit Agreement dated as of November 19, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, CGG US has notified the Administrative Agent of its request pursuant to Section 2.22 of the Credit Agreement to incur Incremental Term Loan Commitments in an aggregate principal amount of $90,000,000 (the “Incremental Term Loan Commitment”) from the Incremental Term Lender with effect from the Closing Date; and

WHEREAS, as of the date hereof the aggregate principal amount outstanding under the loan agreement between Fugro, as lender, and CGG, as borrower, dated January 31, 2013, as amended and restated on March 15, 2013 and as further amended from time to time (the “Fugro Vendor Loan Agreement”) is €84,375,000 and as of December 18, 2015 accrued and unpaid interest under the Fugro Vendor Loan Agreement will be €618,750.01.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.    NEW TERM LOAN

Pursuant to Section 2.22 of the Credit Agreement, the Incremental Term Lender hereby agrees that it will be deemed on the Closing Date to make to CGG US a term loan in respect of its Incremental Term Loan Commitment, in an aggregate principal amount of $90,000,000 (the “Incremental Term Loan”) upon, and subject to, the following terms and conditions:

A. the Incremental Term Lender will, as of the Closing Date, become an Incremental Term Lender and a Lender under the Credit Agreement with respect to its Incremental Term Loan Commitment and, following the deemed making thereof, the Incremental Term Loan. Upon the deemed making thereof, the Incremental Term Loan shall be deemed a pro rata tranche of the Term Loans under the Credit Agreement to be made on the Closing Date immediately prior to the incurrence of the Incremental Term Loan as described herein (the “Original Term Loans”), to be included in each Borrowing of outstanding Term Loans on a pro rata basis, and all references to such Original Term Loans and, except as otherwise provided herein, each provision of the Credit Agreement and any other Finance Document applicable to such Original Term Loans shall apply to and be deemed to include the Incremental Term Loan.

B. Without limitation of the foregoing, the Incremental Term Loan shall rank pari passu in all respects, including in right of payment and of security, with, and shall have the same terms as, the Original Term Loans, including but not limited to as to (i) maturity date, which shall be the Term Loan Maturity Date of the Original Term Loans, and (ii) the rate of interest, which shall be the same as is applicable to the Original Term Loans;

C. CGG US and the Incremental Term Lender agree that (i) the receipt by the Incremental Term Lender of (a) the Incremental Term Loan in a principal amount of $90,000,000 plus (b) cash interest in the amount of €618,750.01 assuming that the Closing Date will occur on December 18, 2015 plus (c) cash interest in Euro of €12,890.63 per day for each day from December 19 until (and not including) the Closing Date is in exchange for all right, title and interest of the Incremental Term Lender in the Fugro Vendor Loan Agreement, (ii) upon the deemed incurrence of the Incremental Term Loan on the Closing Date, the Incremental Term Lender transfers all right, title and interest in the Fugro Vendor Loan Agreement to CGG US and (iii) the Incremental Term Lender shall not be required to fund its Incremental Term Loan Commitment and the Incremental Term Loan shall be deemed to be made on a cashless basis;

D. upon the deemed funding of the Incremental Term Loan on the Closing Date, $90,000,000 shall be added to the Register for purposes of determining (together with any Original Term Loans of the Incremental Term Lender) the Incremental Term Lender’s Term Loans; and

E. CGG US shall repay the Incremental Term Loan in the manner consistent with Section 2.11 of the Credit Agreement.

Section 2.    EFFECTIVENESS; CONDITIONS PRECEDENT

A. The Administrative Agent confirms that it does not require under Section 2.22(c) of the Credit Agreement any certificates, opinions or any other documents other than those required pursuant to Sections 2.20(f), 4.01, 4.02 and 4.03 of the Credit Agreement.

B. The effectiveness of the Incremental Term Lender’s agreements hereunder is conditioned upon (i) the occurrence of the Closing Date and the closing of the Original Term Loans and (ii) the satisfaction of each of the conditions set forth in Section 4.03 of the Credit Agreement (it being understood and agreed that solely for purposes of this Section 2B, all references in Section 4.03 of the Credit Agreement (or in any definitions or other references used therein) to the “Lenders”, the “Closing Date” and the “Transactions” shall be deemed to refer to the “Incremental Term Lender”, “the closing of the Incremental Term Loan” and “the transactions contemplated by this Incremental Assumption

Agreement”), provided that the Incremental Term Lender’s agreements hereunder shall not become effective if the Closing Date or the closing of the Original Term Loans occurs later than the date that is 75 days after the Effective Date.

Section 3.    MISCELLANEOUS

A. Full Force and Effect. The Credit Agreement and the other Finance Documents shall remain in full force and effect and are hereby ratified and confirmed. This Agreement shall be a Finance Document for the purposes of the Credit Agreement and the other Finance Documents.

B. No Waiver. The execution, delivery and performance of this Agreement shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any other Secured Party under the Credit Agreement or any of the other Finance Documents.

C. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

E. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the date hereof.

F. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, the Incremental Term Lender, CGG US, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 9.04 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CGG HOLDING (U.S.) INC.

By	/s/ STÉPHANE-PAUL FRYDMAN
Name: Stéphane-Paul Frydman
Title: Authorized Signatory

Signature Page to Incremental Assumption Agreement

JEFFERIES FINANCE LLC,
as Administrative Agent

By:	/s/ J. PAUL MCDONNELL

Name:	J. Paul McDonnell

Title:	Managing Director

Signature Page to Incremental Assumption Agreement

MORGAN STANLEY BANK INTERNATIONAL LIMITED,

as Incremental Term Lender

By:	/s/ MASSIMO PIAZZI

Name:	Massimo Piazzi

Title:	Authorized Signatory

Signature Page to Incremental Assumption Agreement